EXHIBIT d.(1)(n)

AMENDMENT NO. 14 TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 14 to the INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is effective as of December __, 2012, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and VALIC COMPANY I (“VC I”).

RECITALS

WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the “Agreement”), with respect to the funds listed in Schedule A (the “Covered Funds”); and

WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the Dynamic Allocation Fund as a Covered Fund; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment. Schedule A is amended to reflect the addition of the Dynamic Allocation Fund as a Covered Fund.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 14 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY	VALIC COMPANY I

By:	By:
Name: Kurt W. Bernlohr	Name: Nori L. Gabert
Title: Senior Vice President	Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT d.(1)(n)

VALIC COMPANY I

SCHEDULE A

to Investment Advisory Agreement

(Effective December __, 2012)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Asset Allocation Fund	0.50% on the first $300 million
0.475% on the next $200 million
0.45% on assets over $500 million

Blue Chip Growth Fund	0.75% on the first $250 million
0.725% on the next $250 million
0.70% on assets over $500 million

Broad Cap Value Income Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Capital Conservation Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Core Equity Fund	0.80% on the first $250 million
0.75% on the next $250 million
0.70% on the next $500 million
0.65% on assets over $1 billion

Dividend Value Fund	0.75% on the first $250 million
0.72% on the next $250 million
0.67% on the next $500 million
0.62% on assets over $1 billion

Dynamic Allocation Fund	0.25% on the first $1 billion
0.22% on the next $1 billion
0.20% on assets over $2 billion

Foreign Value Fund	0.73% on the first $250 million
0.68% on the next $250 million
0.63% on the next $500 million
0.58% on assets over $1 billion

Global Equity Fund	0.81% on the first $250 million
0.76% on the next $250 million
0.71% on the next $500 million
0.66% on assets over $1 billion

Global Real Estate Fund	0.75% on the first $250 million
0.70% on the next $250 million
0.65% on assets over $500 million

EXHIBIT d.(1)(n)

Global Social Awareness Fund	0.50% on the first $500 million
0.475% on the next $500 million
0.45% on assets over $1 billion

Global Strategy Fund	0.50% on the first $500 million
0.46% on assets over $500 million

Government Securities Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Growth & Income Fund	0.75% on the first $500 million
0.725% on assets over $500 million

Growth Fund	0.73% on the first $500 million
0.67% on the next $500 million
0.64% on the next $500 million
0.61% on assets over $1.5 billion

Health Sciences Fund	1.00% on the first $500 million
0.95% on assets over $500 million

Inflation Protected Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on assets over $500 million

International Equities Fund	0.35% on the first $500 million
0.25% on the next $500 million
0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

International Growth I Fund	0.95% on the first $250 million
0.90% on the next $250 million
0.85% on the next $500 million
0.80% on assets over $1 billion

Large Cap Core Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Large Capital Growth Fund	0.64% on the first $750 million
0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

EXHIBIT d.(1)(n)

Mid Cap Strategic Growth Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on assets over $500 million

Money Market I Fund	0.40%

Nasdaq-100® Index Fund	0.40% on the first $250 million
0.38% on the next $250 million
0.36% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million
0.85% on assets over $500 million

Small Cap Aggressive Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Small Cap Fund	0.90% on the first $250 million
0.85% on the next $250 million
0.80% on the next $500 million
0.75% on assets over $1 billion

Small Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million
0.70% on assets over $500 million

Small-Mid Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Stock Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Value Fund	0.78% on the first $250 million
0.73% on the next $250 million
0.68% on the next $500 million
0.63% on assets over $1 billion